Document is copied.
                                   EXHIBIT 4.3

                             SUBSCRIPTION AGREEMENT

RH Investment Corporation
15760 Ventura Boulevard
Suite 1732
Encino, CA 91436

Gentlemen:

The undersigned irrevocably subscribe(s) for and agree(s) to purchase shares of common stock, no par value per share ("Common Stock"), of Roex, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full of $________ for ________ shares of the Common Stock subscribed for, at the price of $6.00 per share (checks made payable to "Wells Fargo Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction, unless the Company receives interest on such bank account, in which case interest will be paid in the amount received from the bank.


WITHHOLDING CERTIFICATION

Each of the undersigned certifies under penalty of perjury that:

         (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.

         (2) The undersigned is not subject to backup withholding because:

         (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.

         (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

NOTE: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

Common Stock is to be registered as indicated below. (Please type or print.)

----------------------     ----------------------------------------------------
     Name(s)                    Social Security or Federal Tax ID Number(s)

----------------------     ----------------------------------------------------
   Street Address                      Telephone Number

----------------------------------------------------------
                  City, State, Zip Code

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OWNERSHIP:

         [ ] Individual  [ ] Marital  Property
         [ ] Joint Tenants with Right of  Survivorship [ ] Tenants in Common
         [ ] Corporation  [ ]  Partnership  [ ] Trust
         [ ] IRA /  Qualified  Plan [ ] Other

If Common Stock is to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

SUBSCRIBER SIGNATURES

INDIVIDUALS (All proposed record holders must sign.)

Dated:  _________________________


---------------------     ---------------------
   (Signature)                (Signature)


---------------------     ---------------------
(Print or Type Name)      (Print or Type Name)


CORPORATIONS, PARTNERSHIPS, TRUSTS AND IRAS/QUALIFIED PLANS (Certificate of Signatory must be completed.)

Dated:  _________________________



                           ----------------------------------------------------
                           (Print or Type Name of Entity)

                        By:
                           ----------------------------------------------------
                           (Signature of Authorized Representative)












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                            CERTIFICATE OF SIGNATORY


I,                                                             , am the
     ----------------------------------------------------------
            (Print or Type Name of Authorized Representative)
                                                                     of
----------------------------------    ----------------------------- ("Entity").
(Print or Type Title or Position)     (Print or Type Name of Subscribing Entity)


I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase Common Stock, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.



                    ------------------------------------------------------------
                    (Signature of Authorized Representative)


SALES AGENT

     Name of Selected Placement Agent:
                                      ------------------------------------------

     Name of Registered Representative:
                                       -----------------------------------------


ACCEPTANCE

     Subscription [ ] accepted [ ] rejected as of ______________________, 2000.

                                       RH INVESTMENT CORPORATION


                                  By:
                                      ------------------------------------------
                        (Signature of Authorized Officer)















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